Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350

Michael V. Shustek, as Chief Executive Officer and Director of Vestin Mortgage, Inc., the sole manager of Vestin Fund III, LLC (the “Registrant”), and Rocio Revollo, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. Sec. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Registrant’s Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 19, 2010

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer and Director*
of Vestin Mortgage, Inc., sole Manager of the Registrant

Date: March 19, 2010

/s/Rocio Revollo
Rocio Revollo
Chief Financial Officer**
of Vestin Mortgage, Inc., sole Manager of the Registrant

* Michael V. Shustek functions as the equivalent of the Chief Executive Officer of the Registrant for purposes of 18 U.S.C. Section 1350.

**Rocio Revollo functions as the equivalent of Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350, pursuant to an accounting services agreement entered into between Vestin Fund III LLC and her employer, Strategix Solutions, LLC